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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 16, 2001 (except for Note 8, the date is June 19, 2001 and for Note 2, the date is November 1, 2001), with respect to the financial statements of Eye Dynamics, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, as amended.


/s/ Harold Y. Spector, CPA
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November 30, 2001